Exhibit 10.33

ENTRUSTED LOAN AGREEMENT

Agreement No.: Huamao 2014 Entrusted Loan No. 18

Type of Loan: Entity Entrusted Loan

Borrower (Party A): NetEase Youdao Information Technology (Beijing) Co., Ltd.

Tel: [ ]	Fax:

Address: Room 206, Building No. 3, Tsinghua Science Park, No. 1 East Zhongguancun Road, Haidian District, Beijing

Legal Representative (Responsible Person): DING Lei	Zip Code:100084

Entrustor (Party B): NetEase (Hangzhou) Network Co., Ltd.

Tel:	Fax:

Address: No. 599 Wangshang Road, Binjiang District, Hangzhou

Legal Representative (Responsible Person): DING Lei	Zip Code:

Entrustee (Party C): Huamao Sub-branch of China Construction Bank (Beijing) Co., Ltd.

Tel: [ ]	Fax: [ ]

Address: North Block, Building No. 18, No. 89 Jianguo Road, Chaoyang District

Responsible Person: LENG Weigang	Zip Code: 100025

According to Party A’s application, Party B entrusts Party C to provide an entrusted loan to Party A. The three parties, Party A, Party B and Party C, have reached this agreement on the basis of mutual negotiations to be abided by it jointly.

Article 1 Amount of Loan.

Party B entrusts Party C to provide a loan of (currency) RMB 661 million (¥661,000,000) to Party A.

Article 2 Use of Proceeds.

Party A shall use the loan for working capital. Party A ensures that the use of proceeds complies with the relevant laws, regulations, rules and policies of the State. Party A shall not change the use of proceeds of the loan without Party B’s consent and written notice to Party C.

Article 3 Term of Loan.

This agreement stipulates that the term of loan shall be one year, that is, from December 23, 2014 to December 22, 2015.

If the starting date of the term under this agreement is different with that stated in the loan withdraw certificate (receipt of loan, the same hereinafter), the actual withdrawn date stated in the loan withdraw certificate at the time of the first withdrawn shall prevail, and the maturity date of loan stipulated in the first paragraph of this article shall be adjusted accordingly. The loan withdraw certificate is an integral part of this agreement and has the same legal force as this agreement.

Article 4 Interest Rate of Loan, Calculation and Settlement of Interest.

The interest rate of the entrusted loan under this agreement is 4.48% per annum.

The interest calculation and settlement method of the entrusted loan under this agreement shall be one-time interest payment on the maturity date of the loan.

Article 5 Delivery of Entrusted Funds and Withdrawal.

(a)	Party B shall deliver the full amount of entrusted funds to Party C prior to the withdrawn date specified in the Entrusted Loan Withdrawn Notice.

The entrusted loan fund account under this agreement is not Party B’s deposit account in Party C, and the balance of such account is not Party B’s deposit balance in Party C, and the balance of such account is not subject to any interest.

(b)	Conditions for the entrusted loan withdrawn:

(i)	Party C shall have received the entrusted funds, and the entrusted funds shall have not been sealed, frozen or deducted by the competent authorities;

(ii)	the source of the entrusted funds delivered by Party B shall be legal;

(iii)	Party C shall have received Party B’s Entrusted Loan Withdrawn Notice;

(iv)	If the loan withdrawn hereunder is in a foreign currency, Party A shall have established a foreign exchange deposit account;

(v)	Both Party A and Party B shall have not breached any provisions hereof.

(c)	If the actual amount of the entrusted funds delivered by Party B is less than the amount of the entrusted loan to be withdrawn as agreed, Party C shall have the right to refuse such withdrawal.

(d)	661 million yuan (¥661,000,000) of the entrusted loan shall be withdrawn on December 23, 2014.

(e)	If Party C fails to provide the loan as agreed herein due to Party B’s reasons, Party B shall bear all liabilities independently to Party A, and Party C shall not bear any liability.

Article 6 Guarantee of Loan.

(a)	The guarantee to be adopted for the entrusted loan under this agreement is that Party B signs the guarantee agreement by itself.

(b)	If Party B entrusts Party C to sign the guarantee agreement, Party C shall have the right to decide independently whether or not to accept the entrustment.

(c)

Even if the Party C signs the guarantee contract, and even if the registration of the guarantee takes Party C as the security interest holder, Party C shall only act as an agent, and the security interest and related liabilities and risks shall belong to Party B.

(d)	If the guarantee needs to be registered, Party B shall complete the registration by itself, and Party C may complete the registration on behalf of Party B if Party C agrees.

(e)	Party B shall be responsible for the supervision of the guarantor and the collateral by itself, unless otherwise agreed in writing by Party B and Party C.

(f)

If Party B loses the security interests and suffers losses due to Party C’s fault, Party C shall compensate Party B for its direct losses according to Party C’s degree of fault, but the compensation of Party C shall not exceed the value that definitely would have been realized if the security interests had not been lost.

Article 7 Repayment.

(a)	Principle of Repayment.

Unless Party A and Party B reach another written agreement and inform Party C in writing, Party A’s repayment under this agreement shall be made in accordance with the principle that the principal shall be repaid before interests and the interests shall be paid in a lump-sum basis o on the maturity date of the loan.

(b)	Payment of Interest.

Party A shall pay the interest due to Party B on the interest settlement date through Party C. The first interest payment date shall be the first interest settlement date after the loan is withdrawn. When the loan is fully repaid, the interest shall be paid off with repayment of the principal amount.

(c)	Repayment of Principal.

Party A shall repay the principal of 661 million yuan (¥661,000,000) of the loan on December 22, 2015.

If the above plan is adjusted, Party A and Party B shall reach another written agreement and inform Party C in writing.

(d)	Method of Repayment.

Party A shall keep enough current amount payable in the account opened in Party C before the repayment date and the interest payment date agreed in this agreement, and transfer the money to repay the loan by itself (Party C shall also have the right to transfer the money from the account to repay the loan), or transfer the money from other accounts for repayment of the loan.

(e)	Prepayment.

With the consent of Party A and Party B and written notice to Party C, Party A may prepay part or all of the principal and interest of the loan.

If Party A prepay the principal, the interest shall be calculated based on the actual use period and the interest rate of the loan agreed in this agreement.

If Party A repays the loan in installments, and if part of the loan principal is prepaid, it shall repay the loan in the reverse order according to the repayment plan. After prepayment, the outstanding loan shall accrue interest at the loan interest rate agreed in this agreement.

Party C will not refund the fees for the entrusted loan already collected for the entrusted loan which has been prepaid.

(f)	Transfer of Repayment.

(i)	All repayments made by Party A shall be paid to Party B through Party C and shall not be paid directly to Party B. Party C shall promptly inform Party B upon receipt of the repayment from Party A.

If Party B receives the direct repayment from Party A, Party B shall promptly inform Party C and the repayment shall be delivered to Party C, which shall be handled in accordance with the normal repayment procedures.

(ii)

Party B shall pay the business tax and other taxes legally required by Party B due to the entrusted loan by itself. Party C shall not have the obligation to withhold and pay taxes on Party B’s behalf. Party A and Party B shall undertake joint and several liabilities if Party A or Party B’s actions prevent Party C from carrying out accounting processing timely and accurately or cause Party C to suffer losses.

(g)	Principle of repayment when multiple loans mature.

If the entrusted loan entrusted by Party B and the loan directly provided by Party C to Party A both mature, , when Party A does not specify which loan the repayment is to repay, the direct loan by Party C shall be repaid in priority, and Party C shall also have the right to transfer the money from the account opened by Party A in Party C to repay the direct loan by Party C.

If multiple entrusted loans that Party B entrusts Party C to provide to Party A mature, when Party A fails to specify which loan the repayment is to repay, Party C is entitled to decide the order of repayment.

Article 8 Fees and Other Expenses.

(a)	Party C shall have the right to charge Party B a fee of 198,300 yuan (hereinafter referred to as the “Fee”).

(b)

Party B shall pay the Fee to Party C in full and on time pursuant to the provisions of this Article, regardless of whether Party A repays the principal, interest of the loan on time or otherwise breaches this agreement. If the loan relationship between Party A and Party B or the entrustment relationship between Party B and Party C is invalid, the Fee already collected by Party C shall not be refunded, and Party B shall still undertake the obligation to pay the unpaid Fee.

(c)	The specific standard, payment time and method of the Fee are as follows:

The Fee of the entrusted loan is 0.3‰, and Party B shall pay the Fee to Party C in a lump sum before the entrusted loan is withdrawn.

(d)

If Party B fails to pay the Fee as agreed above, Party C shall have the right to charge penalty by     % per day based on the unpaid overdue Fee, and Party C shall charge the Fee and penalty mentioned above from the principal and interest of the entrusted loan collected or from any account opened by Party B in Party C.

(e)	Expenses-Bearing:

(i) The expenses (including but not limited to the actual costs of litigation, arbitration, property preservation, travel, execution, evaluation, auction, notarization, delivery, announcement and attorney, etc.) incurred by any party’s breach of any provision hereof shall be borne by such party.

(f)	Party A and Party B shall be jointly and severally liable to Party C for obligations as agreed in this Article.

Article 9 Rights and Obligations of Party A

(a)	Rights of Party A

(i)	Party A shall have the right to require Party B to inform Party C to provide the entrusted loan as agreed herein.

(ii)	Party A shall have the right to use the loan for the uses agreed herein.

(iii)

Party A shall, subject to the conditions stipulated by Party B, have the right to apply for extension of the loan to Party B, and with the consent of Party B and Party C, the three parties shall sign a loan extension agreement.

(iv)	Party A shall have the right to require Party B and Party C to keep the relevant materials provided by Party A confidential, except as otherwise provided by laws, regulations, rules or this agreement.

(v)

Party A shall have the right to refuse Party B’s , Party C’s and their staffs’ solicitation of bribes, and shall have the right to report to the relevant departments the above-mentioned acts or violations of relevant laws and regulations of the State by Party B and Party C.

(b)	Obligations of Party A

(i)

Party A shall use the loan for the uses agreed upon in this agreement, shall not undertake any diversion or misappropriation of the loan. Party A shall actively cooperate with Party B in the inspection and supervision of the use of the loan under this agreement, provide relevant materials and information, such as the financial and accounting materials and the production and operation materials, etc., as required by Party B, and ensure that the materials and information provided are true, complete and effective.

(ii)	Party A shall promptly inform Party B in writing of any of the following circumstances:

(1)

Party A has contracted, trusteeship (takeover), leased, shareholding reform, investment, joint operation, merger, acquisition, reorganization, division, joint venture, application for suspension and consolidation, application for dissolution, cancellation, application for bankruptcy, change of controlling shareholder/actual controller or transfer of major assets, suspension of production, suspension of business, high fines imposed by the authorities, cancellation of registration, revocation of business license, involving major legal disputes, serious difficulties in production and operation or deterioration of financial situation, legal representatives or principal responsible persons unable to perform their duties normally.

(2)	Party A has changed its name, legal representative (responsible person), address, business scope, registered capital or articles of association of the company (enterprise).

(iii)	Other obligations agreed herein.

Article 10 Rights and Obligations of Party B

(a)	As the lender hereunder, Party B shall enjoy all rights and interests as a lender and shall undertake all obligations, responsibilities and risks as a lender.

(b)

Party B shall independently review the feasibility, legitimacy and compliance of the loan project, and the credit status, repayment ability and performance ability of Party A and/or the guarantor, make its own independent judgment and independently undertake the risk of the loan not being repaid in full and on time.

(c)

After withdrawal of the entrusted loan, Party B shall continuously supervise the use of the loan by Party A, pay constant attention to Party A’s operation, financial situation and repayment ability, and take appropriate measures in time when any circumstances of Party that may affect the realization of Party B’s claims occurs. Party B understands and agrees that Party C shall not have the abovementioned obligations.

(d)

Whether Party A repays the principal and interest of the loan, whether there is a breach of agreement or illegal act, or whether the loan relationship is valid or not, it shall not affect Party B’s obligations to Party C hereunder.

(e)

Party B shall have the right to inspect and supervise the use of the loan by Party A, to require Party A to provide financial and accounting information and production and operation information, and keep the above-mentioned information confidential, except as otherwise required by laws, regulations or competent authorities.

(f)

Upon maturity of the entrusted loan, Party B shall promptly collect the loan, file a lawsuit against Party A and the guarantor, apply for execution, declare bankruptcy claims and take other relief measures permitted by law, and shall not demand Party C to undertake the liabilities on the grounds that Party C is obliged to assist in the collection of the loan.

(g)

The instructions given by Party B to Party C shall be timely, clear, complete, consistent and complies with laws and the provisions of this agreement, otherwise Party C shall have the right to refuse to carry out the instructions, and the consequences arising therefrom shall be borne by Party B. Party B shall bear all legal consequences for any act performed by Party C according to Party B’s instructions.

(h)

Party B shall not require Party C to issue any form of deposit certificate for the entrusted funds. Even if Party C issues any form of deposit certificate to Party B for the entrusted funds, Party B shall not transfer, pledge or carry out any other disposition to the deposit certificate, and shall return the above-mentioned deposit certificate to Party C before Party C provide the entrusted loan to Party A. Party B shall not require Party C to pay or undertake any legal liability based on the deposit certificate.

(i)	Other rights and obligations of Party B agreed herein

Article 11 Rights and Obligations of Party C

(a)	Party C shall assist Party B to supervise whether Party A uses the loan for the agreed uses.

Party C’s assistance in supervision only means that Party C shall provide Party B with the statements of each loan hereunder for the period of three months from the date of the withdrawal of such loans to the deposit account opened by Party A in Party C. Party C shall not be obliged to continuously supervise the use of loans.

(b)	Party C shall have the right to report to Party B the information of Party A related to the entrusted loan and the information of deposits, loans and settlement of Party A in Party C.

(c)

In case of cancellation of industrial and commercial administrative registration, revocation of business license, death, disappearance and loss of the capability of civil conducts of Party A, Party C shall have the right to terminate the entrustment relationship with Party B and send the Notice of Termination of the Entrustment Relationship to Party B. The entrustment relationship between Party B and Party C and all obligations of Party C hereunder shall be terminated from the date of the notice.

(d)	Party C shall not be liable for any disputes or illegal behaviors between Party B and Party A.

(e)

If Party A fails to repay the entrusted loan in full and on time, and Party C compensates Party B based on the court judgment or arbitration award, all of Party B’s rights against Party A and the guarantor shall be assigned to Party C. Party A shall not raise any objection to the assignment of the above-mentioned rights, and shall undertake to perform its obligations and responsibilities to Party C immediately upon receipt of the written notice from Party C.

(f)	Party C shall assist Party B in collecting the entrusted loan pursuant to the following provisions:

(i)

Before the principal of the entrusted loan matures (including the maturity of the principal with installments, the same hereinafter), Party C shall calculate and settle the interest on the entrusted loan as agreed herein. After each repayment by Party A, Party C shall complete the corresponding accounting processing, and report to Party B the amount and time of repayment by Party A and the outstanding principal and interest of the loan still unpaid. Party B shall timely check the aforementioned accounting information report upon receipt of it. If there is any doubt or objection to the accounting information report, Party B shall submit it in writing to Party C within five working days after receipt of the report. Party C shall not be liable for the loss of Party A or Party B as a result of Party B’s failure to raise objections as agreed above. If Party A fails to pay the interest on the entrusted loan on the interest settlement date, Party C shall inform Party B in writing.

(ii)	After the principal of the entrusted loan matures

1.

If Party A repays the principal of the entrusted loan in full and on time, Party C shall record the account in accordance with the normal repayment procedure and timely inform Party. If Party A fails to repay the loan in full and on time, Party C shall inform Party B in writing of the overdue situation and conduct a loan collection to Party A within one month. Party C shall only send a loan collection notice in written form according to the name, address or telephone (fax) number of the recipient provided by Party A or Party B, and Party C shall have fulfilled its obligation to assist in the collection of the overdue entrusted loan. If Party C collects the loan by other means, it shall be deemed that Party C has fulfilled its obligation to assist in collection as long as there is evidence to prove it.

2.

If Party A fails to repay the loan in full and on time, and if Party B still wishes to entrust Party C to continue to assist in the collection of the entrusted loan, Party B shall sign a separate Overdue Management Agreement for Entrusted Loans with Party C. If, within three months from the date of maturity of the full principal of the loan, Party B and Party C fail to sign Overdue Management Agreement for Entrusted Loans, all obligations of Party C hereunder shall be automatically terminated, and Party C shall have the right to settle and process the accounts related to the entrusted loan hereunder.

(iii)	Party C’s obligation to assist Party B in collecting the entrusted loan is limited to the agreements of this paragraph.

(g)

Party C shall not be obliged to participate in any litigation, arbitration or bankruptcy procedure related to the entrusted loan and its guarantee, nor shall Party C be obliged to dispose of the debt repayment assets for Party B.

Article 12 Default Liability

(a)	Default Circumstances and Liabilities of Party A

(i)	Default Circumstances of Party A

1.	Breach of any provisions hereof;

2.	Circumstances that Party B believes may affect the realization of claims.

(ii)	Default Liabilities of Party A

If any of the circumstances mentioned above occurs, Party B may take one or more of the following remedies:

1.	Request Party A to correct the act of default within a time limit;

2.	Notify Party C to suspend to provide the loans not yet withdrawn;

3.	Collect penalty interest as agreed herein (if any);

4.	Declare that all the principal and interest of the loan hereunder mature immediately, and request Party A to pay off immediately;

5.	Other remedies permitted by law.

(b)	Default Circumstances and Liabilities of Party B

(i)	Default Circumstances of Party B

1.	Failure to timely and fully deliver the entrusted loan funds to Party C; or the withdrawal of the entrusted loan pursuant to the agreement fails due to other reasons of Party B;

2.	The source of the entrusted loan funds is illegal or non-compliant, or any representations and warranties made by Party B hereunder are untrue, inaccurate or incomplete;

3.	Party B fails to pay Party C the Fee in full and on time as agreed herein;

4.	Party B breaches any other provisions hereof.

(ii)	Default Liabilities of Party B

1.	For Party B’s act of default, Party A shall have the right to request Party B to correct within a time limit, request Party B to compensate for the loss and/or take other remedies.

2.	Party C shall have the right to take one or more of the following remedies:

1)	Request Party B to correct the act of default within a time limit;

2)	Refuse to process the entrusted loan business for Party B;

3)	Deduct the Fee owed by Party B directly;

4)	Claim Party B to compensate for the loss;

5)	Terminate the entrustment relationship between Party B and Party C;

6)	Other remedies permitted by law.

(c)	Default Circumstances and Liabilities of Party C

(i)

After Party B delivers the entrusted loan funds to Party C as agreed herein, if Party C delays to provide the entrusted loan to Party A without justified reasons, Party B shall have the right to request Party C to provide the entrusted loan immediately.

(ii)

If Party C fails to perform its obligation to assist in loan collection as agreed herein, with the result that Party B is unable to collect the principal and interest of the loan on time, and Party B does not have any fault, Party C shall undertake corresponding liability for Party B’s direct loss based on the degree of Party C’s fault.

Article 13 Representations and Warranties

(a)	Representations and warranties of Party A are as follows:

(i)	Party A has read all the terms of this agreement and fully understood the meaning and corresponding legal consequences of the terms hereof;

(ii)

Party A’s signing and performance of the obligations hereunder conform to the provisions of laws, administrative regulations, rules and Party A’s articles of association or internal organizational documents, and have been approved by the internal authority of the company and/or competent state authority;

(iii)	The use of proceeds of the entrusted loan hereunder is lawful. If the proceeds are used for a project requiring approval, the project has been approved by the competent authority.

(b)	Representations and warranties of Party B are as follows:

(i)	Party B has the legal qualification to entrust others to provide entrusted loans;

(ii)

The entrusted funds come from legitimate sources and are not trust funds, public funds deposited in the name of a private person, or funds prohibited by laws and regulations from providing as entrusted loans;

(iii)	Party B has the legal right to dispose of the entrusted funds and have been approved by the competent authorities;

(iv)

The entrusted loan hereunder is not for purpose of violating or in fraud of national laws, regulations, rules or administrative supervision measures, and it does not harm the legitimate interests of the state, collectives or third parties;

(v)

In the entrusted loan business, Party C only acts as the agent of Party B, shall not undertake any risk of loans, does not promise that the principal and interest of the entrusted loan can be collected in full, and does not provide any form of guarantee for the entrusted loan. Any document signed by any employee of Party C in the name of Party C with Party B in any place to promise to collect the principal and interest of the entrusted loan, or to provide guarantee for the entrusted loan, is not the true intention of Party C and shall not be binding on Party C.

Article 14 Miscellaneous

(a)	Collection of Payables

Party C shall have the right to collect the corresponding amount in Renminbi or other currencies from the account opened by Party A or Party B in China Construction Bank system without prior notice for all the payables by Party A or Party B to Party C hereunder. Party A or Party B shall be obliged to assist Party C in processing the procedures for the settlement and sale of foreign exchange or foreign exchange transactions if needed, and Party A or Party B shall bear the risk of exchange rate.

(b)	Use of Party A’s Information

Party A agrees that Party C shall inquire, print and preserve Party A’s information of credit status, etc. through the basic database of financial credit information and other legally established credit investigation institutions, and that the information obtained by inquiry be used for examining and approving entrusted loan applications, supervising the use of entrusted loans, assisting in collection, business within the legal scope of operation of China Construction Bank and other uses prescribed by law. Party A also agrees that Party C shall provide Party A’s information (including credit information and non-performing information) to the basic database of financial credit information and other legally established credit investigation institutions, or disclose such information to other third parties for business needs.

(c)	Evidentiary Effect of Party C’s Records

Unless there is true and conclusive evidence to the contrary, Party C’s internal accounting records concerning principal, interest, expenses and repayment records of the entrusted loan, the documents and vouchers produced or retained by Party C in the business course of withdrawal, repayment, interest payment by Party A, and the records and vouchers of Party C’s collection of loans shall all constitute evidence that effectively proves the credit-debt relationship between Party A and Party B and Party C’s performance of obligations. Party A and Party B agree not to raise any objection.

(d)	Assignment and Succession of the Agreement

(i)	Party A’s assignment of rights and obligations hereunder shall be subject to the written consent of both Party B and Party C.

(ii)	Party B’s assignment of rights and obligations hereunder shall be subject to the written consent of Party C.

(iii)

Party C’s assignment of rights and obligations hereunder shall be subject to the written consent of Party B. However, due to the merger, division, establishment of subsidiaries and institutions or business function adjustment of China Construction Bank, with the notice in the form of correspondence or media announcement to Party A and Party B, Party C’s rights and obligations hereunder may be assigned to or inherited by a third party provided that such third party shall have the legal qualification to operate entrusted loan business.

(e)	Consequences of invalidity or Revocation of This Agreement

If the entrustment relationship and/or loan relationship hereunder are deemed invalid or revoked pursuant to law, it shall be dealt with pursuant to the following provisions:

(i)

If the entrustment relationship between Party B and Party C is valid, but the loan relationship between Party A and Party B is invalid or revoked, Party C shall not undertake any legal liability thereby, and at the same time:

1.	If Party C has not delivered the entrusted funds to Party A, Party C shall return the entrusted funds to Party B without paying interest;

2.	If Party C has delivered the entrusted funds to Party A, Party B shall directly request Party A to return the entrusted funds. Party C shall not be liable for the losses suffered by Party B.

3.	If the loss of a third party is caused, Party A and Party B shall share the legal liability according to their respective faults, and Party C shall not undertake the liability.

(ii)	If the entrustment relationship is invalid or revoked, but the loan relationship is valid, the following provisions shall apply:

1.	If Party C has not delivered the entrusted funds to Party A, Party C shall return the entrusted funds to Party B without paying interest;

2.

If Party C has delivered the entrusted funds to Party A, Party A and Party B shall negotiate with each other pursuant to the law to settle the entrusted funds, and Party C shall not undertake any legal liability.

(iii)	If the entrusted relationship is invalid or revoked, and the loan relationship is also invalid or revoked, the following provisions shall apply:

1.	If Party C has not delivered the entrusted funds to Party A, Party C shall return the entrusted funds to Party B without paying interest;

2.	If Party C has delivered the entrusted funds to Party A, Party B shall directly request Party A to return the entrusted funds. and Party C shall not be liable for the losses suffered by Party B;

3.	If the loss of a third party is caused, the legal liability shall be shared by both Party A and Party B according to their respective faults, and Party C shall not undertake the liability.

(f)

Party B shall supervise and inspect Party A by itself and obtain Party A’s information through other channels, and shall not rely on Party C. Party C may make its own decision to report Party A’s information to Party B, but Party C shall not be responsible for the timeliness, authenticity, completeness, accuracy and validity of the information reported.

(g)

If Party A and Party B mutually agree that Party B shall waive the entrusted loan claims hereunder, Party A and Party B shall issue an official letter and provide the company decision documents with legal force (resolution of the shareholders’ meeting, resolution of the board of directors, etc.) to Party C, and the obligations of Party C hereunder shall be eliminated. However, the obligations and liabilities of Party A and Party B hereunder, including the payment of expenses incurred, shall not be affected.

(h)

In case of any change in the mailing address or other contact information of either party set forth herein, this party shall inform the other parties immediately, and the loss caused by such failure shall be borne by the changing party.

(i)

The rights enjoyed by Party C pursuant to laws or provisions of this agreement shall not be interpreted as obligations of Party C. If Party C fails to immediately exercise or waives the exercise of such rights, Party A or Party B shall not request Party C to undertake any legal liability on this basis.

(j)	Documents related to this agreement, such as notice of withdrawn of entrusted loans, letter of confirmations, etc. shall constitute the integral parts of this agreement.

(k)	This agreement is prepared in four counterparts.

(l)	Other provisions

(i)	Notice and Delivery

Any notice, agreement, consent or other communication to be delivered relating to this agreement shall be made in writing and may be delivered to the addresses set forth herein by specially-assigned courier, post, fax or e-mail. Any notice expressly indicating the addressee’s address shall be deemed to have been duly delivered at the time specified as follows:

1.

Delivery by specially-assigned courier (including acknowledged express service delivery) shall be deemed as delivered upon delivery to the recipient’s address with receipt signature, even if the recipient refuses to receive it.

2.	Delivery by registered mail shall be deemed as delivered on the seventh day from the date of posting.

3.

Delivery by fax shall be deemed as delivered upon the confirmation receipt of the fax, and if there is no confirmation receipt, the time recorded by the sender’s fax equipment shall be deemed as delivered.

4.	Delivery by e-mail shall be deemed as delivered at the moment the sender successfully sends it to the e-mail address specified by the recipient.

Contact information of the parties is as follows:

Contact information of Party A: NetEase Youdao Information Technology (Beijing) Co., Ltd.

Address: 28 Floors, Block D, Qidi Technology Building, No. 1 East

Zhongguancun Road, Haidian District, Beijing	Zip Code:100084

Contact: HUA, Yukun

E-mail: [            ]

Fax:

Contact information of Party B: NetEase (Hangzhou) Network Co., Ltd.

Address: No. 599 Wangshang Road, Binjiang District, Hangzhou

Zip Code:

Contact: ZHU, Lili

E-mail: [            ]

Fax:

Contact information of Party C: Huamao sub-branch of China

Construction Bank (Beijing) Co., Ltd.

Address: North Block, Building No. 18, No. 89 Jianguo Road,

Chaoyang District, Beijing	Zip Code: 100025

Contact: YIN, Baichuan

E-mail: [            ]

Fax: [            ]

(m)	Dispute Resolution

Any dispute arising from the performance of this agreement may be settled through negotiation. If no negotiation can be reached, it shall be settled by filing a lawsuit with the People’s Court of the place where Party C resides.

During the period of litigation or arbitration, the provisions of this agreement which do not involve the disputed parts shall still be performed.

(n)	Effectiveness of Agreement

This agreement shall take effect after executed by the legal representatives (responsible persons) or authorized representatives of Party A and Party B and affixed with the official seals of both parties (if Party A and Party B are natural persons, it only needs to be signed), and executed by the responsible person (or authorized representative) of Party C and affixed with the official seal of Party C.

Party A (Official Seal)

/s/ Seal of NetEase Youdao Information Technology (Beijing) Co., Ltd.

Legal Representative (Responsible Person) or Authorized Representative

(Signature): /s/ DING Lei

Date: December 19, 2014

Party B (Official Seal)

/s/ Seal of NetEase (Hangzhou) Network Co., Ltd.

Legal Representative (Responsible Person) or Authorized Representative

(Signature): /s/ DING Lei

Date: December 19, 2014

Party C (Official Seal)

/s/ Seal of Huamao Sub-branch of China Construction Bank (Beijing) Co., Ltd.

Legal Representative (Responsible Person) or Authorized Representative

(Signature): /s/ SUN Yuning

Date: December 19, 2014